Exhibit 99.4

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Table of Contents

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Corporate Data

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Forward-Looking Statements

This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management.  Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.  These factors include, without limitation: risks associated with management’s focus on asset dispositions, loan defaults, cash generation and general strategic matters; risks associated with the timing and consequences of loan defaults and related asset dispositions; risks associated with contingent guaranties by our Operating Partnership; risks associated with our liquidity situation; risks associated with the continued or increased negative impact of the current credit crisis and global economic slowdown; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks associated with increases in interest rates, volatility in the securities markets and contraction in the credit markets affecting our ability to extend or refinance existing loans as they come due; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with our dependence on key personnel whose continued service is not guaranteed.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K/A filed on April 30, 2010 with the Securities and Exchange Commission.  We do not update forward-looking statements and disclaim any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Quarterly Highlights

MPG Office Trust, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  We are a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.

As of September 30, 2010, our office portfolio (including Properties in Default) was comprised of whole or partial interests in 26 office properties totaling approximately 16 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 10 million square feet, which accommodates approximately 32,000 vehicles.  We also own undeveloped land that we believe can support up to approximately 5 million square feet of office and mixed-use development and approximately 5 million square feet of structured parking, excluding development sites that are encumbered by the mortgage loans on the 2600 Michelson and Pacific Arts Plaza properties, which are in default.

As used in the “Consolidated Financial Results” section of this Supplemental Operating and Financial Data package, the term “Properties in Default” refers to our Stadium Towers Plaza, 2600 Michelson, Pacific Arts Plaza, 550 South Hope, 500 Orange Tower and City Tower properties, whose mortgage loans were in default as of September 30, 2010 and 207 Goode, whose construction loan was in default as of September 30, 2010.  On July 9, 2010, we disposed of Park Place II, which was previously classified as part of Properties in Default.  The results of operations of Park Place II are now now included in discontinued operations for all periods presented.  As used in the “Portfolio Data” section of this Supplemental Operating and Financial Data package, the term “Properties in Default” includes the properties previously mentioned (excluding 207 Goode), along with Quintana Campus (a joint venture property in which we have a 20% interest), whose mortgage loan was in default as of September 30, 2010.

This Supplemental Operating and Financial Data package should be read in conjunction with our consolidated financial statements for the year ended December 31, 2009 in our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission (SEC) on April 30, 2010.  For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

 Asset Disposition:

On July 9, 2010, we facilitated the conveyance of Park Place II located in Irvine, California to a third party in cooperation with the special servicer on the mortgage loan.  As a result of the disposition, we were relieved of the obligation to pay the $98.3 million principal balance of the loan as well as $9.0 million of accrued contractual and default interest.

Leasing Activities:

During the third quarter, new leases and renewals were executed for approximately 1.0 million square feet (including our pro rata share of our joint venture properties).  Cash rent on new leases completed during the quarter decreased 38.8% in our Effective Portfolio, compared to cash rents on those spaces immediately prior to their expiration, and GAAP rent decreased 32.6% compared to prior GAAP rents.  Leases totaling approximately 0.9 million square feet expired during the third quarter (including our pro rata share of our joint venture properties).
Subsequent Events:

On October 1, 2010, we disposed of 207 Goode located in Glendale, California in cooperation with the lender.  We received proceeds from this transaction of $22.8 million, net of transaction costs, of which $21.6 million was used to partially repay the $38.2 million construction loan secured by this property.  We were relieved of the obligation to pay the remaining $16.6 million due under the construction loan, and our Operating Partnership has no further obligation under the principal repayment guaranty.

On October 8, 2010, pursuant to an agreement between us and the special servicer, Stadium Towers Plaza was placed in receivership.  The receiver will manage the operations of the property, and we will cooperate in the sale of the property. If the property is not sold within the period specified in the agreement, the special servicer is obligated to acquire the property by either foreclosure or a deed-in-lieu of foreclosure and deliver a general release to us.  We have no liability in connection with the disposition of the property other than legal fees.  Upon closing of a sale, we will be released from substantially all liability (except for very limited environmental and remote claims).  The receivership order fully insulates us against all potential recourse events that could occur during the receivership.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Quarterly Highlights (continued)

Subsequent Events (continued):

On October 29, 2010, we extended our mortgage loan secured by Plaza Las Fuentes and the Westin® Pasadena Hotel.  This loan is now scheduled to mature on September 29, 2011.  We have two one-year extensions remaining on this loan, subject to certain conditions.

As part of the conditions to extend this loan, we made a $9.0 million paydown using a combination of $6.4 million of unrestricted cash and $2.6 million of restricted cash held by the lender.  Per the terms of the amended loan, the principal payment amount will be increased to $300.0 thousand per month (previously $200.0 thousand per month).  The loan now bears interest at LIBOR plus 3.75% (previously LIBOR plus 3.25%).  As required, we entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 4.75%.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Investor Information

355 South Grand Avenue, Suite 3300
Los Angeles, CA 90071
Tel. (213) 626-3300
Fax (213) 687-4758

Senior Management

Nelson C. Rising	President and Chief Executive Officer	Jonathan L. Abrams	Senior Vice President, General Counsel and Secretary
Shant Koumriqian	Executive Vice President, Chief Financial Officer	Peter K. Johnston	Senior Vice President, Leasing
Peggy M. Moretti	Executive Vice President, Investor and Public Relations
& Chief Administrative Officer

Corporate

Investor Relations Contact: Peggy M. Moretti at (213) 613-4558
Please visit our corporate website at: www.mpgoffice.com

Transfer Agent	Timing
American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038 (866) 668-6550 www.amstock.com	Quarterly results for 2010 will be announced according to the following schedule:
	Fourth Quarter	March 2011

Equity Research Coverage

Credit Suisse	Andrew Rosivach	(415) 249-7942
Deutsche Bank Securities, Inc.	Vincent Chao	(212) 250-6799
Goldman Sachs & Co.	Jay Haberman	(917) 343-4260
Green Street Advisors	Michael Knott	(949) 640-8780
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Raymond James Associates	Paul Puryear	(727) 567-2253
RBC Capital Markets	Dave Rodgers	(440) 715-2647
Robert W. Baird & Company	David Aubuchon	(314) 863-4235
Stifel, Nicolaus & Co., Inc.	John Guinee	(443) 224-1307

MPG Office Trust, Inc. is currently followed by the sell-side analysts listed above, with the exception of Green Street Advisors, which is an independent research firm.  This list may not be complete and is subject to change as firms add or delete coverage of our company.  Please note that any opinions, estimates or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of MPG Office Trust, Inc. or its management.  We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.  Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.  Various of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Common Stock Data

	2010			2009
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
High price	$3.47	$4.60	$3.98	$3.24	$3.09
Low price	$2.25	$2.38	$1.41	$1.20	$0.51
Closing price	$2.50	$2.93	$3.08	$1.51	$2.10
Dividends per share - annualized	(1)	(1)	(1)	(1)	(1)
Closing dividend yield - annualized	(1)	(1)	(1)	(1)	(1)
Closing common shares and Operating Partnership units outstanding (in thousands)	54,735	54,686	54,692	54,639	54,620
Closing market value of common shares and Operating Partnership units outstanding (in thousands)	$136,837	$160,229	$168,451	$82,505	$114,702

Dividend Information:

Common Stock
Dividend amount per share	(1)	(1)	(1)	(1)	(1)

Series A Preferred Stock
Dividend amount per share	(2)	(2)	(2)	(2)	(2)
__________
(1)	The Board of Directors did not declare a dividend on our common stock for the quarters ended September 30, June 30 and March 31, 2010 and December 31 and September 30, 2009.
There can be no assurance that we will make distributions on our common stock at historical levels or at all.
(2)
The Board of Directors did not declare a dividend on our Series A Preferred Stock during the three months ended October 31, July 31 and April 30 and January 31, 2010 and October 31, 2009. Dividends on our Series A Preferred Stock are cumulative, and therefore, will continue to accrue at an annual rate of $1.9064 per share.  As of October 31, 2010, we have missed eight quarterly dividend payments totaling $38.1 million.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Consolidated Financial Results

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Financial Highlights
(unaudited and in thousands, except share, per share, percentage and ratio amounts)

	For the Three Months Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Income Items:
Revenue (1)	$112,213	$105,831	$108,936	$111,036	$110,948
Straight line rent	(81)	665	1,680	1,734	1,194
Fair value lease revenue (2)	5,975	3,641	4,112	3,782	3,830
Lease termination fees (3)	7,238	—	18	120	5
Office property operating margin (4)	61.8%	64.2%	65.3%	63.0%	63.4%

Net (loss) income available to common stockholders	$(17,860)	$(53,521)	$18,580	$(299,052)	$(46,829)
Net (loss) income available to common stockholders - basic and diluted	(0.36)	(1.10)	0.38	(6.17)	(0.97)

Funds from operations (FFO) available to common stockholders (5)	$(2,440)	$(25,215)	$35,552	$(265,377)	$(11,699)
FFO per share - basic (5)	(0.05)	(0.52)	0.73	(5.48)	(0.24)
FFO per share - diluted (5)	(0.05)	(0.52)	0.72	(5.48)	(0.24)
FFO per share before specified items - basic (5)	—	(0.01)	0.05	0.03	0.06
FFO per share before specified items - diluted (5)	—	(0.01)	0.05	0.03	0.06

Ratios:
Interest coverage ratio (6)	1.52	0.78	2.20	(3.43)	0.95
Interest coverage ratio before specified items (7)	1.13	1.08	1.13	1.11	1.13
Fixed-charge coverage ratio (8)	1.38	0.71	2.00	(3.13)	0.87
Fixed-charge coverage ratio before specified items (9)	1.03	0.98	1.02	1.01	1.04

Capitalization:
Common stock price @ quarter end	$2.50	$2.93	$3.08	$1.51	$2.10

Total consolidated debt	$3,894,266	$3,992,724	$4,035,451	$4,248,975	$4,421,913
Preferred stock liquidation preference	250,000	250,000	250,000	250,000	250,000
Common equity value @ quarter end (10)	136,837	160,229	168,451	82,505	114,702
Total consolidated market capitalization	$4,281,103	$4,402,953	$4,453,902	$4,581,480	$4,786,615

Company share of MMO joint venture debt	160,355	160,510	160,663	160,822	160,975
Total combined market capitalization	$4,441,458	$4,563,463	$4,614,565	$4,742,302	$4,947,590

Total consolidated debt / total consolidated market capitalization	91.0%	90.7%	90.6%	92.7%	92.4%
Total combined debt / total combined market capitalization	91.3%	91.0%	90.9%	93.0%	92.6%
Total consolidated debt plus liquidation preference / total consolidated market capitalization	96.8%	96.4%	96.2%	98.2%	97.6%
Total combined debt plus liquidation preference / total combined market capitalization	96.9%	96.5%	96.3%	98.3%	97.7%

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Financial Highlights (continued)

__________
(1)
Excludes revenue from discontinued operations of approximately $0.2 million, $3.4 million, $7.5 million, $14.3 million and $17.9 million for the three months ended September 30, June 30 and March 31, 2010 and December 31 and September 30, 2009, respectively.

(2)	Represents the net adjustment for above- and below-market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.
(3)	Includes a lease termination fee of $4.8 million at Pacific Arts Plaza (a Property in Default) for the three months ended September 30, 2010.
(4)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance, real estate taxes and parking expenses) / (rental, tenant reimbursement and parking revenues).  Lease termination fees are reported as part of interest and other revenue in the consolidated statements of operations.

(5)	For a definition and discussion of FFO, see page 48. For a quantitative reconciliation of the differences between FFO and net (loss) income, see page 16.
(6)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $87,299, $46,041, $134,085, $(220,531) and $62,637, respectively, divided by cash paid for interest of $57,369, $58,900, $60,894, $64,351 and $66,005, respectively.  Cash paid for interest excludes default interest accrued totaling $9.9 million, $10.5 million, $10.4 million, $9.3 million and $4.6 million related to Properties in Default for the three months ended September 30, June 30 and March 31, 2010 and December 31 and September 30, 2009 respectively.  For a discussion of EBITDA, see page 50.  For a quantitative reconciliation of the differences between EBITDA and net (loss) income, see page 19.

(7)
Calculated as Adjusted EBITDA of $64,953, $63,594, $68,752, $71,481 and $74,557, respectively, divided by cash paid for interest of $57,369, $58,900, $60,894, $64,351 and $66,005, respectively.  For a discussion of Adjusted EBITDA, see page 50.

(8)	Calculated as EBITDA of $87,299, $46,041, $134,085, $(220,531) and $62,637, respectively, divided by fixed charges of $63,146, $65,042, $67,128, $70,562 and $71,989, respectively.
(9)	Calculated as Adjusted EBITDA of $64,953, $63,594, $68,752, $71,481 and $74,557, respectively, divided by fixed charges of $63,146, $65,042, $67,128, $70,562 and $71,989, respectively.
(10)
Assumes 100% conversion of the limited partnership units in the Operating Partnership into shares of our common stock.  Our limited partners have the right to redeem all or part of their Operating Partnership units at any time.  At the time of redemption, we have the right to determine whether to redeem the Operating Partnership units for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of redemption, or exchange them for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distribution and similar events.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Consolidated Balance Sheets
(unaudited and in thousands)

	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Assets
Investments in real estate	$3,532,695	$3,630,535	$3,668,916	$3,852,198	$4,337,009
Less: accumulated depreciation	(685,244)	(680,262)	(655,892)	(659,753)	(647,581)
Investments in real estate, net	2,847,451	2,950,273	3,013,024	3,192,445	3,689,428

Cash, cash equivalents and restricted cash	214,073	216,808	229,279	242,718	222,109
Rents, deferred rents and other receivables, net	75,972	77,320	76,510	77,657	83,593
Deferred charges, net	113,315	116,938	122,514	134,952	154,488
Other assets	16,591	16,544	23,892	19,887	22,287
Assets associated with real estate held for sale	–	–	52,099	–	–
Total assets	$3,267,402	$3,377,883	$3,517,318	$3,667,659	$4,171,905

Liabilities and Deficit
Liabilities:
Mortgage and other loans	$3,894,266	$3,992,724	$4,035,451	$4,248,975	$4,421,913
Accounts payable, accrued interest payable and other liabilities	221,184	208,029	191,959	198,052	188,709
Acquired below-market leases, net	49,163	62,618	67,815	77,609	84,013
Obligations associated with real estate held for sale	–	–	52,656	–	–
Total liabilities	4,164,613	4,263,371	4,347,881	4,524,636	4,694,635

Deficit:
Stockholders’ Deficit:
Common and preferred stock and additional paid-in capital	705,862	704,129	703,343	702,361	701,110
Accumulated deficit and dividends	(1,460,333)	(1,446,663)	(1,397,328)	(1,420,092)	(1,125,223)
Accumulated other comprehensive loss, net	(34,582)	(36,422)	(36,727)	(36,289)	(36,659)
Total stockholders’ deficit	(789,053)	(778,956)	(730,712)	(754,020)	(460,772)
Noncontrolling Interests:
Common units of our Operating Partnership	(108,158)	(106,532)	(99,851)	(102,957)	(61,958)
Total deficit	(897,211)	(885,488)	(830,563)	(856,977)	(522,730)
Total liabilities and deficit	$3,267,402	$3,377,883	$3,517,318	$3,667,659	$4,171,905

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

MMO Unconsolidated Joint Venture Condensed Balance Sheets
(unaudited and in thousands)

	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Assets
Investments in real estate	$1,055,538	$1,051,355	$1,049,896	$1,048,502	$1,046,553
Less: accumulated depreciation	(163,204)	(156,142)	(148,632)	(141,230)	(132,428)
Investments in real estate, net	892,334	895,213	901,264	907,272	914,125

Cash and cash equivalents, including restricted cash	24,751	21,243	21,882	21,415	22,146
Rents, deferred rents and other receivables, net	21,641	21,392	20,535	17,995	16,921
Deferred charges, net	28,309	30,086	31,809	33,953	33,909
Other assets	3,063	3,832	4,697	3,928	4,809
Total assets	$970,098	$971,766	$980,187	$984,563	$991,910

Liabilities and Members’ Equity

Mortgage loans	$801,776	$802,551	$803,317	$804,110	$804,876
Accounts payable, accrued interest payable and other liabilities	32,397	27,619	29,297	26,426	26,689
Acquired below-market leases, net	3,120	3,531	3,980	4,378	5,071
Total liabilities	837,293	833,701	836,594	834,914	836,636
Members' equity	132,805	138,065	143,593	149,649	155,274
Total liabilities and members’ equity	$970,098	$971,766	$980,187	$984,563	$991,910

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Consolidated Statements of Operations
(unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Revenue:
Rental	$64,752	$64,555	$66,274	$66,324	$66,121
Tenant reimbursements	23,936	24,012	24,909	26,061	26,982
Hotel operations	4,867	4,956	5,237	5,565	4,916
Parking	9,905	10,998	11,328	11,131	11,209
Management, leasing and development services	1,281	1,062	961	1,567	1,550
Interest and other	7,472	248	227	388	170
Total revenue	112,213	105,831	108,936	111,036	110,948

Expenses:
Rental property operating and maintenance	25,479	23,718	23,535	27,062	25,533
Hotel operating and maintenance	3,485	3,543	3,747	3,763	3,371
Real estate taxes	9,170	8,966	8,930	8,123	9,581
Parking	3,014	2,920	3,067	3,079	3,080
General and administrative	8,073	6,517	7,607	10,325	8,603
Other expense	1,530	1,593	1,439	1,335	1,556
Depreciation and amortization	31,427	30,839	32,808	32,301	32,567
Impairment of long-lived assets	1,373	10,688	–	153,107	–
Interest	68,128	64,284	63,812	65,715	59,584
Total expenses	151,679	153,068	144,945	304,810	143,875

Loss from continuing operations before equity in net
loss of unconsolidated joint venture and gain on sale of real estate	(39,466)	(47,237)	(36,009)	(193,774)	(32,927)
Equity in net loss of unconsolidated joint venture	204	196	201	229	229
Gain on sale of real estate	–	–	16,591	–	–
Loss from continuing operations	(39,262)	(47,041)	(19,217)	(193,545)	(32,698)

Discontinued Operations:
Loss from discontinued operations before gains on settlement of debt
and sale of real estate	(6)	(9,135)	(3,974)	(142,374)	(15,882)
Gains on settlement of debt	9,030	–	49,121	–	–
Gain on sale of real estate	14,689	–	–	–	–
Income (loss) from discontinued operations	23,713	(9,135)	45,147	(142,374)	(15,882)

Net (loss) income	(15,549)	(56,176)	25,930	(335,919)	(48,580)

Net loss (income) attributable to common units of our Operating Partnership	2,455	7,421	(2,584)	41,633	6,517

Net (loss) income attributable to MPG Office Trust, Inc.	(13,094)	(48,755)	23,346	(294,286)	(42,063)

Preferred stock dividends	(4,766)	(4,766)	(4,766)	(4,766)	(4,766)

Net (loss) income available to common stockholders	$(17,860)	$(53,521)	$18,580	$(299,052)	$(46,829)

Basic and diluted (loss) income per common share:
Loss from continuing operations	$(0.79)	$(0.93)	$(0.43)	$(3.59)	$(0.68)
Income (loss) from discontinued operations	0.43	(0.17)	0.81	(2.58)	(0.29)
Net (loss) income available to common stockholders per share	$(0.36)	$(1.10)	$0.38	$(6.17)	$(0.97)
Weighted average number of common shares outstanding	48,874,308	48,692,588	48,534,283	48,463,476	48,285,111

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Consolidated Statements of Discontinued Operations
(unaudited and in thousands)

	For the Three Months Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Revenue:
Rental	$138	$3,158	$6,373	$11,623	$14,585
Tenant reimbursements	35	350	431	1,153	1,646
Parking	–	(116)	621	1,223	1,291
Interest and other	5	66	82	325	385
Total revenue	178	3,458	7,507	14,324	17,907

Expenses:
Rental property operating and maintenance	(50)	1,100	1,950	3,919	5,210
Real estate taxes	22	325	565	901	1,738
Parking	(70)	36	133	405	558
Depreciation and amortization	55	806	2,256	4,971	6,555
Impairment of long-lived assets	–	6,759	–	137,159	10,131
Interest	227	3,461	6,198	9,029	9,334
Loss from early extinguishment of debt	–	106	379	314	263
Total expenses	184	12,593	11,481	156,698	33,789

Loss from discontinued operations before gains on settlement of debt and sale of real estate	(6)	(9,135)	(3,974)	(142,374)	(15,882)
Gains on settlement of debt	9,030	–	49,121	–	–
Gain on sale of real estate	14,689	–	–	–	–
Income (loss) from discontinued operations	$23,713	$(9,135)	$45,147	$(142,374)	$(15,882)

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Consolidated Statements of Operations Related to Properties in Default (1)
(unaudited and in thousands)

	For the Three Months Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Revenue:
Rental	$13,482	$13,134	$14,161	$14,492	$14,211
Tenant reimbursements	3,036	3,018	3,044	2,538	3,523
Parking	940	1,261	1,215	1,154	1,252
Interest and other	4,887	55	76	187	70
Total revenue	22,345	17,468	18,496	18,371	19,056

Expenses:
Rental property operating and maintenance	5,476	4,493	4,353	4,617	5,103
Real estate taxes	2,063	2,038	2,026	1,805	2,129
Parking	494	414	452	409	520
Depreciation and amortization	5,752	5,599	5,539	5,473	6,287
Impairment of long-lived assets	1,373	10,688	–	110,124	–
Interest (2)	24,250	22,464	22,701	23,724	17,362
Total expenses	39,408	45,696	35,071	146,152	31,401

Loss from operations related to Properties in Default	$(17,063)	$(28,228)	$(16,575)	$(127,781)	$(12,345)
__________
(1)
Properties in Default include the following: Stadium Towers Plaza, 2600 Michelson, Pacific Arts Plaza, 550 South Hope, 500 Orange Tower, City Tower and 207 Goode.  As of the date of this report, the mortgage loans on these properties, other than the 207 Goode construction loan, are in default.  On October 1, 2010, we disposed of 207 Goode.

(2)
Includes default interest totaling $9.8 million and the writeoff of deferred financing costs totaling $0.7 million for the three months ended September 30, 2010, default interest totaling $9.3 million for the three months ended June 30, 2010, default interest totaling $9.1 million and $8.0 million and the writeoff of deferred financing costs totaling $0.6 million and $2.3 million for the three months ended March 31, 2010 and December 31, 2009, respectively, and default interest totaling $3.9 million for the three months ended September 30, 2009.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

MMO Unconsolidated Joint Venture Statements of Operations
(unaudited and in thousands)

	For the Three Months Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Revenue:
Rental	$19,389	$19,369	$19,699	$20,130	$19,532
Tenant reimbursements	6,134	5,402	5,443	6,613	6,920
Parking	1,516	1,573	1,488	1,586	1,532
Interest and other	6	20	6	824	20
Total revenue	27,045	26,364	26,636	29,153	28,004

Expenses:
Rental property operating and maintenance	6,779	6,404	6,391	7,207	6,565
Real estate taxes	3,746	3,778	3,470	3,759	4,078
Parking	504	335	364	375	428
Depreciation and amortization	9,116	9,563	9,490	11,254	10,705
Interest	10,942	10,833	10,723	10,975	10,981
Other	1,218	1,969	1,263	1,210	1,302
Total expenses	32,305	32,882	31,701	34,780	34,059

Net loss	$(5,260)	$(6,518)	$(5,065)	$(5,627)	$(6,055)

Company share	$(1,052)	$(1,304)	$(1,013)	$(1,126)	$(1,211)
Intercompany eliminations	256	248	252	281	280
Unallocated losses	1,000	1,252	962	1,074	1,160

Equity in net loss of unconsolidated joint venture	$204	$196	$201	$229	$229

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Funds from Operations
(unaudited and in thousands, except share and per share amounts)

		For the Three Months Ended
		September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Reconciliation of net (loss) income available to common stockholders to funds from operations:

Net (loss) income available to common stockholders		$(17,860)	$(53,521)	$18,580	$(299,052)	$(46,829)

Add:	Depreciation and amortization of real estate assets	31,406	31,569	34,988	37,186	39,038
	Depreciation and amortization of real estate assets – unconsolidated joint venture (1)	1,823	1,913	1,898	2,251	2,141
	Net (loss) income attributable to common units of our Operating Partnership	(2,455)	(7,421)	2,584	(41,633)	(6,517)
	Unallocated losses - unconsolidated joint venture (1)	(1,000)	(1,252)	(962)	(1,074)	(1,160)
Deduct:	Gains on sale of real estate	14,689	–	16,591	–	–

Funds from operations available to common stockholders and unit holders (FFO) (2)		$(2,775)	$(28,712)	$40,497	$(302,322)	$(13,327)

Company share of FFO (3)		$(2,440)	$(25,215)	$35,552	$(265,377)	$(11,699)

FFO per share - basic		$(0.05)	$(0.52)	$0.73	$(5.48)	$(0.24)
FFO per share - diluted		$(0.05)	$(0.52)	$0.72	$(5.48)	$(0.24)

Weighted average number of common shares outstanding - basic		48,874,308	48,692,588	48,534,283	48,463,476	48,285,111
Weighted average number of common and common equivalent shares outstanding - diluted		49,507,077	49,442,240	49,197,833	49,108,575	48,592,128
Weighted average diluted shares and units		56,116,486	56,101,775	55,872,406	55,783,148	55,266,701

Reconciliation of FFO to FFO before specified items: (2)

FFO available to common stockholders and unit holders (FFO)		$(2,775)	$(28,712)	$40,497	$(302,322)	$(13,327)
Add:	Loss from early extinguishment of debt	–	106	379	314	263
	Default interest accrued on Properties in Default	9,902	10,541	10,363	9,342	4,561
	Writeoff of deferred financing costs related to Properties in Default	713	–	562	2,769	–
	Severance-related charges	–	–	–	–	1,526
	1733 Ocean lease termination charge	–	–	–	1,432	–
	Impairment of long-lived assets	1,373	17,447	–	290,266	10,131
Deduct:	Gains on settlement of debt	9,030	–	49,121	–	–

FFO before specified items		$183	$(618)	$2,680	$1,801	$3,154

Company share of FFO before specified items (3)		$161	$(543)	$2,353	$1,581	$2,769

FFO per share before specified items - basic		$–	$(0.01)	$0.05	$0.03	$0.06
FFO per share before specified items - diluted		$–	$(0.01)	$0.05	$0.03	$0.06
__________
(1)	Amount represents our 20% ownership interest in the Maguire Macquarie Office (“MMO”) joint venture.
(2)	For the definition and discussion of FFO and FFO before specified items, see page 48.
(3)	Based on a weighted average interest in our Operating Partnership of approximately 87.9% for the three months ended September 30, 2010 and 87.8% for all other periods presented.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Adjusted Funds from Operations (1)
(unaudited and in thousands)

		For the Three Months Ended
		September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009

FFO		$(2,775)	$(28,712)	$40,497	$(302,322)	$(13,327)
Add:	Non-real estate depreciation	76	76	76	86	84
	Straight line ground lease expense	511	512	511	512	511
	Amortization of deferred financing costs	1,321	1,298	1,393	1,642	1,784
	Unrealized loss due to hedge ineffectiveness	1,244	93	80	84	117
	Default interest accrued on Properties in Default	9,902	10,541	10,363	9,342	4,561
	Writeoff of deferred financing costs related to Properties in Default	713	–	562	2,769	–
	Non-cash stock compensation	1,932	927	945	1,218	1,182
	Impairment of long-lived assets	1,373	17,447	–	290,266	10,131
	Loss from early extinguishment of debt	–	106	379	314	263

Deduct:	Gains on settlement of debt	9,030	–	49,121	–	–
	Straight line rent	(73)	1,029	2,761	4,148	3,758
	Fair value lease revenue	5,988	3,820	4,579	4,406	4,532
	Capitalized payments (3)	1,855	2,856	3,318	3,435	4,196
	Non-recoverable capital expenditures	638	77	199	338	614
	Recoverable capital expenditures	779	607	810	588	390
	Hotel improvements, equipment upgrades and replacements	88	57	68	577	62
	2nd generation tenant improvements and leasing commissions (4), (5)	5,123	1,032	1,353	1,290	1,348
	MMO joint venture AFFO adjustments (2)	913	584	723	925	439

Adjusted funds from operations (AFFO)		$(10,044)	$(7,774)	$(8,126)	$(11,796)	$(10,033)
__________
(1)	For the definition and computation method of AFFO, see page 49. For a quantitative reconciliation of the differences between AFFO and cash flows from operating activities, see page 19.
(2)	Amount represents our 20% ownership interest in the MMO joint venture.
(3)	Includes capital lease principal payments, regular principal payments required to service our debt, capitalized leasing and development payroll, and capitalized interest.
(4)
Excludes 1st generation tenant improvements and leasing commissions of $2.8 million, $1.6 million, $1.2 million, $3.8 million and $5.4 million for the three months ended September 30, June 30 and March 31, 2010 and December 31 and September 30, 2009, respectively.

(5)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $0.6 million, $0.3 million, $1.0 million, $0.3 million and $0.2 million for the three months ended September 30, June 30 and March 31, 2010 and December 31 and September 30, 2009, respectively.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Adjusted Funds from Operations Related to Properties in Default (1)
(unaudited and in thousands)

		For the Three Months Ended
		September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009

FFO		$(2,232)	$(24,049)	$(11,712)	$(125,288)	$(6,514)
Add:	Amortization of deferred financing costs	18	27	26	193	193
	Writeoff of deferred financing costs	713	–	562	2,769	–
	Default interest accrued	9,902	10,541	10,363	9,257	4,561
	Impairment of long-lived assets	1,373	10,688	–	111,650	–

Deduct:	Gains on settlement of debt	9,030	–	–	–	–
	Straight line rent	(151)	–	1,997	2,092	1,041
	Fair value lease revenue	1,624	1,413	1,583	1,757	1,763
	Capitalized payments (2)	–	939	1,128	1,240	871
	Non-recoverable capital expenditures	–	21	–	1	1
	Recoverable capital expenditures	–	–	–	–	32
	2nd generation tenant improvements and leasing commissions	–	–	7	94	5

Adjusted funds from operations related to Properties in Default		$(729)	$(5,166)	$(5,476)	$(6,603)	$(5,473)
__________
(1)
Properties in Default include the following: Stadium Towers Plaza, Park Place II, 2600 Michelson, Pacific Arts Plaza, 550 South Hope, 500 Orange Tower, City Tower and 207 Goode.  On July 9, 2010, we disposed of Park Place II, and on October 1, 2010, we disposed of 207 Goode.

(2)	Includes regular principal payments related to the Park Place II mortgage loan and capitalized interest related to 207 Goode.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Reconciliation of Earnings before Interest, Taxes and Depreciation and Amortization (1) and Adjusted Funds from Operations (2)
(unaudited and in thousands)

		For the Three Months Ended
		September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Reconciliation of net (loss) income to earnings before interest, taxes and depreciation and amortization (EBITDA):

Net (loss) income		$(15,549)	$(56,176)	$25,930	$(335,919)	$(48,580)
Add:	Interest expense (3)	68,355	67,745	70,010	74,744	68,918
	Company share of interest expense included in unconsolidated joint venture	2,188	2,166	2,145	2,195	2,196
	Depreciation and amortization (4)	31,482	31,645	35,064	37,272	39,122
	Company share of depreciation and amortization included in unconsolidated joint venture	1,823	1,913	1,898	2,251	2,141
Deduct:	Unallocated losses from unconsolidated joint venture	1,000	1,252	962	1,074	1,160

EBITDA		$87,299	$46,041	$134,085	$(220,531)	$62,637

EBITDA		$87,299	$46,041	$134,085	$(220,531)	$62,637
Add:	Loss from early extinguishment of debt	–	106	379	314	263
	Severance-related charges	–	–	–	–	1,526
	1733 Ocean lease termination charge	–	–	–	1,432	–
	Impairment of long-lived assets	1,373	17,447	–	290,266	10,131
Deduct:	Gains on settlement of debt	9,030	–	49,121	–	–
	Gains on sale of real estate	14,689	–	16,591	–	–

Adjusted EBITDA		$64,953	$63,594	$68,752	$71,481	$74,557

Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):

Cash flows from operating activities		$6,348	$10,966	$436	$4,456	$11,029
Changes in other assets and liabilities		(9,764)	(16,967)	(6,132)	(13,459)	(18,648)
Non-recoverable capital expenditures		(638)	(77)	(199)	(338)	(614)
Recoverable capital expenditures		(779)	(607)	(810)	(588)	(390)
Hotel improvements, equipment upgrades and replacements		(88)	(57)	(68)	(577)	(62)
2nd generation tenant improvements and leasing commissions (5), (6)		(5.123)	(1,032)	(1,353)	(1,290)	(1,348)

AFFO		$(10,044)	$(7,774)	$(8,126)	$(11,796)	$(10,033)

_________
(1)	For the definition and discussion of EBITDA and Adjusted EBITDA, see page 50.
(2)	For the definition and discussion of AFFO, see page 49.
(3)
Includes interest expense of $0.2 million, $3.5 million, $6.2 million, $9.0 million and $9.3 million for the three months ended September 30, June 30 and March 31, 2010 and December 31 and September 30, 2009, respectively, related to discontinued operations.

(4)
Includes depreciation and amortization of $0.1 million, $0.8 million, $2.2 million, $5.0 million and $6.5 million for the three months ended September 30, June 30 and March 31, 2010 and December 31 and September 30, 2009, respectively, related to discontinued operations.

(5)
Excludes 1st generation tenant improvements and leasing commissions of $2.8 million, $1.6 million, $1.2 million, $3.8 million and $5.4 million for the three months ended September 30, June 30 and March 31, 2010 and December 31 and September 30, 2009, respectively.

(6)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $0.6 million, $0.3 million, $1.0 million, $0.3 million and $0.2 million for the three months ended September 30, June 30 and March 31, 2010 and December 31 and September 30, 2009, respectively.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Capital Structure

Debt
(in thousands)
		Balance as of
		September 30, 2010

Mortgage and other loans		$3,894,266
Company share of MMO joint venture debt		160,355
Total combined debt		$4,054,621

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred stock	10,000	$250,000

	Shares & Units Outstanding	Market Value (1)

Common stock	48,125	$120,313
Noncontrolling common units of our Operating Partnership	6,610	16,524
Total common equity	54,735	$136,837

Total consolidated market capitalization		$4,281,103

Total combined market capitalization (2)		$4,441,458
__________
(1)	Value based on the NYSE closing price of $2.50 on September 30, 2010.
(2)	Includes our share of MMO joint venture debt.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Debt Summary
(in thousands, except percentages)

	Maturity Date	Principal Amount as of September 30, 2010	% of Debt	Interest Rate as of September 30, 2010 (1)
Floating-Rate Debt
Unsecured term loan (2)	May 1, 2011	$15,000	0.38%	4.01%

Variable-Rate Mortgage Loans:
Plaza Las Fuentes (3)	September 29, 2011	90,000	2.31%	4.01%
Brea Corporate Place (4)	May 1, 2011	70,468	1.81%	2.21%
Brea Financial Commons (4)	May 1, 2011	38,532	0.99%	2.21%
Total variable-rate mortgage loans		199,000	5.11%	3.02%

Variable-Rate Swapped to Fixed-Rate Loan:
KPMG Tower (5)	October 9, 2012	400,000	10.26%	7.16%

Total floating-rate debt		614,000	15.75%	5.74%

Fixed-Rate Debt
Wells Fargo Tower	April 6, 2017	550,000	14.10%	5.68%
Two California Plaza	May 6, 2017	470,000	12.05%	5.50%
Gas Company Tower	August 11, 2016	458,000	11.75%	5.10%
777 Tower	November 1, 2013	273,000	7.00%	5.84%
US Bank Tower	July 1, 2013	260,000	6.67%	4.66%
Glendale Center	August 11, 2016	125,000	3.21%	5.82%
801 North Brand	April 6, 2015	75,540	1.94%	5.73%
The City - 3800 Chapman	May 6, 2017	44,370	1.14%	5.93%
701 North Brand	October 1, 2016	33,750	0.87%	5.87%
700 North Central	April 6, 2015	27,460	0.70%	5.73%

Total fixed-rate debt		2,317,120	59.43%	5.45%

Total debt, excluding Properties in Default		2,931,120	75.18%	5.51%

Properties in Default
Pacific Arts Plaza (6)	April 1, 2012	270,000	6.92%	9.15%
550 South Hope Street (7)	May 6, 2017	200,000	5.13%	10.67%
City Tower (8)	May 10,2017	140,000	3.59%	10.85%
500 Orange Tower (9)	May 6, 2017	110,000	2.82%	10.88%
2600 Michelson (10)	May 10, 2017	110,000	2.82%	10.69%
Stadium Towers Plaza (11)	May 11, 2017	100,000	2.56%	10.78%
207 Goode construction loan (12)	August 1, 2010	38,152	0.98%	–

Total Properties in Default		968,152	24.82%	10.30%

Total consolidated debt		3,899,272	100.00%	6.66%

Debt discount		(5,006)

Total consolidated debt, net		$3,894,266

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Debt Summary (continued)

__________
(1)	The September 30, 2010 one-month LIBOR rate of 0.26% was used to calculate interest on the variable-rate loans.
(2)	This loan bears interest at a variable rate of LIBOR plus 3.75%.
(3)
This loan bears interest at a variable rate of LIBOR plus 3.75%.  As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 4.75% during the loan term, excluding extension periods.  Two one-year extensions are available at our option, subject to certain conditions, some of which we may be unable to fulfill.

(4)
This loan bears interest at a rate of LIBOR plus 1.95%.  As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 6.50% during the loan term, excluding extension periods.  A one-year extension is available at our option, subject to certain conditions, some of which we may be unable to fulfill.

(5)	This loan bears interest at a rate of LIBOR plus 1.60%. We have entered into an interest rate swap agreement to hedge this loan, which effectively fixes the LIBOR rate at 5.564%.
(6)
Our special purpose property-owning subsidiary that owns the Pacific Arts Plaza property failed to make the debt service payments under this loan that were due beginning on September 1, 2009 and continuing through and including October 1, 2010.  The interest rate shown for this loan is the default rate as defined in the loan agreement.

(7)
Our special purpose property-owning subsidiary that owns the 550 South Hope property failed to make the debt service payments under this loan that were due beginning on August 6, 2009 and continuing through and including October 6, 2010.  The interest rate shown for this loan is the default rate as defined in the loan agreement.

(8)
Our special purpose property-owning subsidiary that owns the City Tower property failed to make the debt service payments under this loan that were due beginning on September 11, 2010 and continuing through and including October 11, 2010.  The interest rate shown for this loan is the default rate as defined in the loan agreement.

(9)
Our special purpose property-owning subsidiary that owns the 500 Orange Tower property failed to make the debt service payments under this loan that were due beginning on January 6, 2010 and continuing through and including October 6, 2010.  The interest rate shown for this loan is the default rate as defined in the loan agreement.

(10)
Our special purpose property-owning subsidiary that owns the 2600 Michelson property failed to make the debt service payments under this loan that were due beginning on August 11, 2009 and continuing through and including October 11, 2010.  The interest rate shown for this loan is the default rate as defined in the loan agreement.

(11)
Our special purpose property-owning subsidiary that owns the Stadium Towers Plaza property failed to make the debt service payments under this loan that were due beginning on August 11, 2009 and continuing through and including October 11, 2010.  The interest rate shown for this loan is the default rate as defined in the loan agreement.

(12)	This loan matured on August 1, 2010. We disposed of 207 Goode on October 1, 2010 and the balance due under this construction loan was settled.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

MMO Joint Venture Debt Summary
(in thousands, except percentages)

	Maturity Date	Principal Amount as of September 30, 2010	% of Debt	Interest Rate as of September 30, 2010
Fixed-Rate Debt
Wells Fargo Center (Denver, CO)	April 6, 2015	$276,000	34.50%	5.26%
One California Plaza	December 1, 2010	137,873	17.24%	4.73%
San Diego Tech Center	April 11, 2015	133,000	16.63%	5.70%
Quintana Campus (1)	December 11, 2011	106,000	13.25%	5.07%
Cerritos Corporate Center	February 1, 2016	95,000	11.88%	5.54%
Stadium Gateway	February 1, 2016	52,000	6.50%	5.66%
Total fixed-rate debt		799,873	100.00%	5.27%

Debt premium, net of discount		1,903
Total joint venture debt, net		$801,776

Our portion of joint venture debt (2)		$160,355
__________
(1)	The MMO joint venture defaulted on its Quintana mortgage loan by failing to make its required debt service payments. This property was placed in receivership in November 2009.
(2)	We own 20% of the MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Debt Maturities
(in thousands, except percentages)

	2010	2011	2012	2013	2014	Thereafter	Total
Floating-Rate Debt
Unsecured term loan	$–	$15,000	$–	$–	$–	$–	$15,000

Variable-Rate Mortgage Loans:
Plaza Las Fuentes (1)	–	90,000	–	–	–	–	90,000
Brea Corporate Place (2)	–	70,468	–	–	–	–	70,468
Brea Financial Commons (2)	–	38,532	–	–	–	–	38,532

Total variable-rate mortgage loans	–	199,000	–	–	–	–	199,000

Variable-Rate Swapped to Fixed-Rate Loan:
KPMG Tower	–	–	400,000	–	–	–	400,000

Total floating-rate debt	–	214,000	400,000	–	–	–	614,000

Fixed-Rate Debt
Wells Fargo Tower	–	–	–	–	–	550,000	550,000
Two California Plaza	–	–	–	–	–	470,000	470,000
Gas Company Tower	–	–	–	–	–	458,000	458,000
777 Tower	–	–	–	273,000	–	–	273,000
US Bank Tower	–	–	–	260,000	–	–	260,000
Glendale Center	–	–	–	–	–	125,000	125,000
801 North Brand	–	–	–	–	–	75,540	75,540
The City - 3800 Chapman	–	–	–	–	–	44,370	44,370
701 North Brand	–	–	–	–	–	33,750	33,750
700 North Central	–	–	–	–	–	27,460	27,460

Total fixed-rate debt	–	–	–	533,000	–	1,784,120	2,317,120

Total debt, excluding Properties in Default	–	214,000	400,000	533,000	–	1,784,120	2,931,120

Debt discount	–	–	–	(2,020)	–	(2,986)	(5,006)
Total debt, excluding Properties in Default, net	–	214,000	400,000	530,980	–	1,781,134	2,926,114

Properties in Default (3)
Pacific Arts Plaza	–	–	270,000	–	–	–	270,000
550 South Hope Street	–	–	–	–	–	200,000	200,000
City Tower	–	–	–	–	–	140,000	140,000
500 Orange Tower	–	–	–	–	–	110,000	110,000
2600 Michelson	–	–	–	–	–	110,000	110,000
Stadium Towers Plaza	–	–	–	–	–	100,000	100,000
207 Goode construction loan (4)	38,152	–	–	–	–	–	38,152

Total Properties in Default	38,152	–	270,000	–	–	660,000	968,152

Total consolidated debt, net	$38,152	$214,000	$670,000	$530,980	$–	$2,441,134	$3,894,266

Weighted average interest rate, excluding Properties in Default	–	3.09%	7.16%	5.27%	–	5.51%	5.51%
Weighted average interest rate, Properties in Default	–	–	9.15%	–	–	10.76%	10.30%
Weighted average interest rate, consolidated	–	3.09%	7.97%	5.27%	–	6.93%	6.66%
__________
(1)	Two one-year extensions are available at our option, subject to certain conditions, some of which we may be unable to fulfill.
(2)	A one-year extension is available at our option, subject to certain conditions, some of which we may be unable to fulfill.
(3)
Amounts shown in the table above for Properties in Default reflect contractual maturity dates per the loan agreements. The actual settlement dates for these loans will depend upon when the properties are disposed of either by the Company or the special servicers, as applicable.  Management does not intend to settle these amounts with unrestricted cash. We expect that these amounts will be settled in a non-cash manner at the time of disposition.

(4)	This loan matured on August 1, 2010. We disposed of 207 Goode on October 1, 2010 and the balance due under this construction loan was settled.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

MMO Joint Venture Debt Maturities
(in thousands, except percentages)

	2010	2011	2012	2013	2014	Thereafter	Total

Fixed-Rate Debt
Wells Fargo Center (Denver, CO)	$–	$–	$–	$–	$–	$276,000	$276,000
One California Plaza	137,873	–	–	–	–	–	137,873
San Diego Tech Center	–	–	–	–	–	133,000	133,000
Quintana Campus (1)	–	106,000	–	–	–	–	106,000
Cerritos Corporate Center	–	1,054	1,330	1,406	1,486	89,724	95,000
Stadium Gateway	–	–	–	–	–	52,000	52,000
	137,873	107,054	1,330	1,406	1,486	550,724	799,873

Debt premium, net of discount	(68)	(35)	–	–	–	2,006	1,903

Total joint venture debt, net	$137,805	$107,019	$1,330	$1,406	$1,486	$552,730	$801,776

Weighted average interest rate	4.73%	5.07%	5.54%	5.54%	5.54%	5.45%	5.27%
__________
(1)
The MMO joint venture defaulted on its Quintana mortgage loan by failing to make its required debt service payments.  This property is currently in receivership.  The maturity date shown above reflects the contractual maturity date per the loan agreement.  The actual settlement date for this loan will depend upon when the property is disposed of by the special servicer.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Portfolio Data

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Same Store Analysis
(unaudited and in thousands, except percentages)

	For the Three Months Ended September 30, (1)			For the Nine Months Ended September 30, (1)
	2010	2009	% Change	2010	2009	% Change
Total Same Store Portfolio
Number of properties	14	14		14	14
Square feet as of September 30	9,458,658	9,397,291		9,458,658	9,397,291
Percentage of wholly-owned Office Portfolio	100.0%	100.0%		100.0%	100.0%
Weighted average leased percentage (2)	83.1%	85.3%		83.9%	85.9%

GAAP
Breakdown of Net Operating Income:
Operating revenue	$83,606	$85,624	(2.4)%	$249,723	$256,159	(2.5)%
Operating expenses	29,580	30,302	(2.4)%	86,529	89,955	(3.8)%
Other expense	1,264	1,264	–	3,792	3,792	–
Net operating income	$52,762	$54,058	(2.4)%	$159,402	$162,412	(1.9)%

CASH BASIS
Breakdown of Net Operating Income:
Operating revenue	$79,165	$82,811	(4.4)%	$239,322	$244,718	(2.2)%
Operating expenses	29,580	30,302	(2.4)%	86,529	89,955	(3.8)%
Other expense	743	743	–	2,229	2,229	–
Net operating income	$48,842	$51,766	(5.6)%	$150,564	$152,534	(1.3)%
__________
(1)	Properties included in the Same Store analysis are the properties in our Office Portfolio, with the exception of the Properties in Default and our joint venture properties.
(2)	Represents weighted average leased amounts for the Same Store Portfolio.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Portfolio Overview

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
Los Angeles County
Los Angeles Central Business District:
Gas Company Tower	1	17	1991	100%	1,349,073	1,349,073	10.44%	92.6%	$33,970,285	$33,970,285	$27.19
US Bank Tower	1	51	1989	100%	1,431,808	1,431,808	11.08%	57.5%	18,934,851	18,934,851	22.98
Wells Fargo Tower	2	56	1982	100%	1,398,630	1,398,630	10.82%	94.4%	29,160,225	29,160,225	22.09
Two California Plaza	1	61	1992	100%	1,327,794	1,327,794	10.27%	82.0%	22,098,347	22,098,347	20.30
KPMG Tower	1	19	1983	100%	1,147,421	1,147,421	8.88%	93.9%	25,487,778	25,487,778	23.67
777 Tower	1	35	1991	100%	1,013,859	1,013,859	7.84%	77.4%	17,256,971	17,256,971	22.00
One California Plaza	1	26	1985	20%	1,009,645	201,929	7.81%	76.5%	16,414,597	3,282,919	21.25
Total LACBD Submarket	8	265			8,678,230	7,870,514	67.14%	82.0%	163,323,054	150,191,376	22.95

Tri-Cities Submarket:
Glendale Center	2	4	1973/1996	100%	394,774	394,774	3.05%	100.0%	8,833,869	8,833,869	22.38
801 North Brand	1	28	1987	100%	282,788	282,788	2.19%	82.3%	4,745,919	4,745,919	20.40
701 North Brand	1	13	1978	100%	131,129	131,129	1.01%	97.2%	2,257,849	2,257,849	17.72
700 North Central	1	13	1979	100%	134,168	134,168	1.04%	73.4%	1,689,720	1,689,720	17.15
Plaza Las Fuentes	3	9	1989	100%	192,958	192,958	1.49%	100.0%	5,265,597	5,265,597	27.29
Total Tri-Cities Submarket	8	67			1,135,817	1,135,817	8.78%	92.1%	22,792,954	22,792,954	21.79

Cerritos Office Submarket:
Cerritos - Phase I	1	1	1999	20%	221,968	44,394	1.72%	100.0%	6,317,209	1,263,442	28.46
Cerritos - Phase II	1	–	2001	20%	104,567	20,913	0.81%	100.0%	2,482,421	496,484	23.74
Total Cerritos Submarket	2	1			326,535	65,307	2.53%	100.0%	8,799,630	1,759,926	26.95

Total Los Angeles County	18	333			10,140,582	9,071,638	78.45%	83.7%	$194,915,638	$174,744,256	$22.96

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
Orange County
Central Orange Submarket:
3800 Chapman	1	2	1984	100%	158,767	158,767	1.23%	75.9%	$2,642,465	$2,642,465	$21.94
Stadium Gateway	1	7	2001	20%	272,826	54,565	2.11%	72.2%	4,215,203	843,041	21.41
Total Central Orange Submarket	2	9			431,593	213,332	3.34%	73.5%	6,857,668	3,485,506	21.61

Other:
Brea Corporate Place	2	22	1987	100%	329,949	329,949	2.55%	73.3%	3,805,006	3,805,006	15.73
Brea Financial Commons	3	2	1987	100%	165,540	165,540	1.28%	90.7%	2,960,848	2,960,848	19.73
Total Other	5	24			495,489	495,489	3.83%	79.1%	6,765,854	6,765,854	17.26

Total Orange County	7	33			927,082	708,821	7.17%	76.5%	$13,623,522	$10,251,360	$19.21

San Diego County

Sorrento Mesa Submarket:
San Diego Tech Center	11	26	1984/1986	20%	646,058	129,212	5.00%	78.5%	$11,022,216	$2,204,443	$21.72
Total San Diego County	11	26			646,058	129,212	5.00%	78.5%	$11,022,216	$2,204,443	$21.72

Other
Denver, CO - Downtown Submarket:
Wells Fargo Center - Denver	1	38	1983	20%	1,211,905	242,381	9.38%	92.0%	$22,656,111	$4,531,222	$20.32
Total Other	1	38			1,211,905	242,381	9.38%	92.0%	$22,656,111	$4,531,222	$20.32

Total Office Properties	37	430			12,925,627	10,152,052	100.00%	83.7%	$242,217,487	$191,731,281	$22.39
Effective Office Properties					10,152,052			83.6%			$22.60

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Properties in Default
550 South Hope Street	1	36	1991	100%	565,738	565,738		82.0%	$8,751,364	$8,751,364	$18.86
2600 Michelson	1	22	1986	100%	309,659	309,659		60.5%	3,333,055	3,333,055	17.78
Stadium Towers Plaza	1	20	1988	100%	258,575	258,575		46.2%	2,357,562	2,357,562	19.73
500 Orange Tower	3	30	1987	100%	335,798	335,798		69.1%	4,131,316	4,131,316	17.79
Pacific Arts Plaza	8	39	1982	100%	787,016	787,016		74.9%	13,734,782	13,734,782	23.30
City Tower	1	23	1988	100%	412,839	412,839		78.2%	7,241,508	7,241,508	22.43
Quintana Campus	4	2	1989/2004	20%	414,595	82,919		31.2%	2,157,809	431,562	16.66
Total Properties in Default	19	172			3,084,220	2,752,544		70.5%	$41,707,396	$39,981,149	$20.40

Total Office and Properties in Default					16,009,847	12,904,596		80.4%
Effective Office and Properties in Default					12,904,596			80.8%

Hotel Property					SQFT	Effective SQFT	Number of Rooms
Westin Hotel, Pasadena, CA				100%	266,000	266,000	350
Total Hotel Property					266,000	266,000	350

Total Office, Properties in Default and Hotel Properties					16,275,847	13,170,596
Parking Properties					SQFT	Effective SQFT	Vehicle Capacity	Effective Vehicle Capacity	Annualized Parking Revenue (4)	Effective Annualized Parking Revenue (5)	Effective Annualized Parking Revenue per Vehicle Capacity (6)
On-Site Parking					5,457,967	3,965,609	15,917	11,469	$32,662,082	$27,810,544	$2,425
Off-Site Garages					1,714,435	1,714,435	5,729	5,729	9,652,136	9,652,136	1,685
Properties in Default					2,739,841	2,415,201	9,985	8,555	3,761,156	3,761,156	440
Total Parking Properties					9,912,243	8,095,245	31,631	25,753	$46,075,374	$41,223,836	1,601

Total Office, Properties in Default, Hotel and Parking Properties					26,188,090	21,265,841
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.
(2)
Annualized rent represents the annualized monthly contractual rent under existing leases as of September 30, 2010. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(3)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(4)	Annualized parking revenue represents the annualized quarterly parking revenue as of September 30, 2010.
(5)
Effective annualized parking revenue represents the annualized quarterly parking revenue as of September 30, 2010 adjusted to include 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

(6)	Effective annualized parking revenue per vehicle capacity represents the effective annualized parking revenue divided by the effective vehicle capacity.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Portfolio Geographic Distribution (Excluding Properties in Default) (1)

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Portfolio Overview – Leased Rates and Weighted Average Remaining Lease Term

	Ownership	Weighted Average
	Interest	Remaining Lease Term	% Leased
	( % )	(in years)	Q3 2010	Q2 2010	Q1 2010	Q4 2009	Q3 2009
Office Properties
Gas Company Tower	100%	9.0	92.6%	92.5%	92.5%	92.5%	92.5%
US Bank Tower	100%	5.1	57.5%	54.3%	62.2%	62.2%	61.7%
Wells Fargo Tower	100%	4.3	94.4%	94.3%	94.1%	94.5%	94.6%
Two California Plaza	100%	4.4	82.0%	83.9%	83.8%	84.3%	83.5%
KPMG Tower	100%	8.3	93.9%	93.8%	93.9%	94.0%	93.8%
777 Tower	100%	4.8	77.4%	75.3%	75.6%	92.0%	92.0%
One California Plaza	20%	4.8	76.5%	76.5%	76.2%	76.5%	76.9%
Glendale Center	100%	3.7	100.0%	100.0%	100.0%	100.0%	100.0%
801 North Brand	100%	2.0	82.3%	81.7%	81.4%	82.3%	82.8%
701 North Brand	100%	3.9	97.2%	97.2%	97.2%	97.2%	97.2%
700 North Central	100%	3.0	73.4%	73.4%	75.5%	75.5%	75.5%
Plaza Las Fuentes	100%	7.6	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase I	20%	4.0	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase II	20%	0.7	100.0%	100.0%	100.0%	100.0%	100.0%
3800 Chapman	100%	4.6	75.9%	75.9%	75.9%	75.9%	75.9%
Stadium Gateway	20%	4.6	72.2%	88.0%	88.0%	88.0%	89.5%
Brea Corporate Place	100%	2.8	73.3%	71.6%	71.6%	64.1%	56.3%
Brea Financial Commons	100%	3.6	90.7%	90.7%	90.7%	90.7%	90.7%
San Diego Tech Center	20%	3.0	78.5%	79.3%	80.0%	79.7%	93.8%
Wells Fargo Center - Denver	20%	6.8	92.0%	92.4%	91.7%	92.2%	92.2%
Total Office Properties		5.5	83.7%	83.7%	84.5%	85.8%	86.3%

Effective Office Properties (1)		5.6	83.6%	83.1%	84.3%	85.9%	85.6%

Properties in Default
550 South Hope Street	100%	5.5	82.0%	80.7%	82.7%	83.0%	87.3%
2600 Michelson	100%	3.3	60.5%	72.2%	67.5%	67.7%	68.1%
Stadium Towers Plaza	100%	2.6	46.2%	45.0%	48.9%	57.4%	57.4%
500 Orange Tower	100%	4.3	69.1%	67.2%	67.9%	69.9%	69.8%
Pacific Arts Plaza	100%	4.8	74.9%	74.2%	73.8%	78.3%	77.8%
City Tower	100%	2.2	78.2%	80.0%	79.8%	82.2%	82.6%
Quintana Campus	20%	2.0	31.2%	31.2%	31.2%	39.6%	39.6%
Total Properties in Default		4.2	70.5%	71.3%	72.8%	74.5%	75.3%

Total Office Properties and
Properties in Default		5.3	80.4%	80.5%	81.4%	82.9%	83.4%

Total Effective Office Properties
and Properties in Default		5.3	80.8%	80.6%	81.8%	83.4%	83.4%

__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Major Tenants — Office Properties (Excluding Properties in Default)

	Tenant	Number of Locations	Annualized Rent (1)	% of Total Annualized Rent	Total Leased Square Feet	% of Aggregate Leased Square Feet of Effective Portfolio	Weighted Average Remaining Lease Term in Months	S & P Credit Rating / National Recognition (2)
	Rated
1	Southern California Gas Company	1	$17,754,859	9.3%	500,294	5.9%	59	A
2	Wells Fargo Bank (3)	2	7,478,803	3.9%	385,759	4.5%	49	AA-
3	Bank of America (3)	5	5,666,264	3.0%	258,461	3.0%	23	A+
4	AT&T (3)	4	4,468,816	2.3%	180,349	2.1%	31	A
5	US Bank, National Association	2	4,030,442	2.1%	157,488	1.9%	56	AA-
6	Disney Enterprises	1	3,706,960	1.9%	163,444	1.9%	69	A
7	Home Depot	1	2,327,207	1.2%	99,706	1.2%	32	BBB+
8	FNMA (Fannie Mae)	1	2,295,250	1.2%	61,655	0.7%	89	AAA
9	American Home Assurance	1	2,225,748	1.2%	124,125	1.5%	35	A+
10	Raytheon	1	1,486,537	0.8%	78,056	0.9%	37	A-
	Total Rated / Weighted Average (3), (4)		51,440,886	26.9%	2,009,337	23.6%	48

	Total Investment Grade Tenants (3)		$68,059,322	35.5%	2,793,286	32.9%

	Nationally Recognized
11	Latham & Watkins LLP	2	9,422,841	4.9%	397,991	4.7%	146	3rd Largest US Law Firm
12	Gibson, Dunn & Crutcher LLP	1	6,464,056	3.4%	268,268	3.2%	86	14th Largest US Law Firm
13	Deloitte & Touche LLP	1	5,085,290	2.7%	290,588	3.4%	54	Largest US Accounting Firm
14	Marsh USA, Inc.	1	4,319,801	2.3%	210,722	2.5%	91	World's Largest Insurance Broker
15	Morrison & Foerster LLP	1	3,885,728	2.0%	138,776	1.6%	36	21st Largest US Law Firm
16	Munger, Tolles & Olson LLP	1	3,786,763	2.0%	165,019	1.9%	137	132nd Largest US Law Firm
17	Sidley Austin LLP	1	3,747,128	2.0%	192,457	2.3%	159	6th Largest US Law Firm
18	KPMG LLP	1	3,688,892	1.9%	175,971	2.1%	45	4th Largest US Accounting Firm
19	PricewaterhouseCoopers LLP	1	2,990,625	1.6%	160,784	1.9%	32	3rd Largest US Accounting Firm
20	Bingham McCutchen LLP	1	2,442,677	1.3%	104,712	1.2%	28	24th Largest US Law Firm
	Total Nationally Recognized / Weighted Average (3), (4)		45,833,801	24.1%	2,105,288	24.8%	90

	Total Nationally Recognized Tenants (3)		81,710,835	42.6%	3,731,383	44.0%

	Total / Weighted Average (3), (4)		$97,274,687	51.0%	4,114,625	48.4%	70

	Total Investment Grade or Nationally Recognized Tenants (3)		$149,770,157	78.1%	6,524,669	76.9%
__________
(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of September 30, 2010, multiplied by 12.  For those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	S&P credit ratings are as of September 30, 2010. Rankings of law firms are based on total gross revenue in 2009 as reported by American Lawyer Media's LAW.com.
(3)	Includes 20% of annualized rent and leased square footage for our MMO joint venture properties.
(4)	The weighted average calculation is based on the effective net rentable square feet leased by each tenant, which reflects our pro-rata share of our MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Portfolio Tenant Classification Description (Excluding Properties in Default) (1), (2)

Accommodation and Food Services 1%
Public Administration 1%
Manufacturing 2%
Real Estate and Rental and Leasing 4%
All Other Services 6%
Finance and Insurance 25%
Utilities 6%
Information 7%
Legal Services 32%
Professional, Scientific and Technical Services (except Legal Services) 16%

---

(1) Percentages are based upon effective leased square feet.
(2) Classifications are based on the "North American Industrial Classification System" (NAICS).

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Lease Expirations — Wholly Owned Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	2,311,175	19.1%
2010	264,578	2.2%	$5,440,049	2.5%	$20.56	$20.59
2011	1,175,513	9.7%	27,244,054	12.5%	23.18	23.35
2012	732,027	6.0%	16,716,563	7.6%	22.84	23.79
2013	2,075,079	17.1%	45,413,780	20.8%	21.89	23.61
2014	780,771	6.4%	15,181,505	6.9%	19.44	22.19
2015	964,224	7.9%	20,009,321	9.2%	20.75	22.79
2016	449,387	3.7%	9,297,146	4.2%	20.69	20.14
2017	1,014,977	8.4%	21,920,762	10.0%	21.60	23.58
2018	463,470	3.8%	10,484,345	4.8%	22.62	28.16
2019	276,736	2.3%	6,117,157	2.8%	22.10	29.04
Thereafter	1,620,346	13.4%	40,834,635	18.7%	25.20	30.75

	12,128,283	100.0%	$218,659,317	100.0%	$22.27	$24.87

Leases Expiring in the Next 4 Quarters:

4th Quarter 2010	264,578	2.2%	$5,440,049	2.5%	$20.56	$20.59
1st Quarter 2011 (3)	268,214	2.2%	5,401,327	2.5%	20.14	20.17
2nd Quarter 2011	139,553	1.1%	3,091,377	1.4%	22.15	22.19
3rd Quarter 2011	276,134	2.3%	5,965,304	2.7%	21.60	21.73

	948,479	7.8%	$19,898,057	9.1%	$20.98	$20.75
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Lease Expirations — Wholly Owned Portfolio
Los Angeles County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,516,931	16.2%
2010	148,436	1.6%	$3,157,070	1.8%	$21.27	$21.31
2011	834,426	8.9%	20,379,926	11.4%	24.42	24.58
2012	634,546	6.8%	14,493,512	8.1%	22.84	23.89
2013	1,425,705	15.2%	30,936,172	17.3%	21.70	23.35
2014	536,419	5.7%	11,048,497	6.2%	20.60	23.34
2015	832,672	8.9%	17,716,465	9.9%	21.28	23.25
2016	353,811	3.8%	8,026,693	4.5%	22.69	21.43
2017	955,912	10.2%	21,055,069	11.8%	22.03	23.96
2018	417,684	4.4%	9,844,059	5.5%	23.57	28.71
2019	261,836	2.8%	5,827,501	3.3%	22.26	29.59
Thereafter	1,451,762	15.5%	35,967,811	20.2%	24.78	30.40

	9,370,140	100.0%	$178,452,775	100.0%	$22.72	$25.31

Leases Expiring in the Next 4 Quarters:

4th Quarter 2010	148,436	1.6%	$3,157,070	1.8%	$21.27	$21.31
1st Quarter 2011 (3)	107,854	1.2%	2,112,855	1.2%	19.59	19.59
2nd Quarter 2011	104,185	1.1%	2,330,619	1.3%	22.37	22.37
3rd Quarter 2011	217,867	2.3%	4,687,192	2.6%	21.51	21.65

	578,342	6.2%	$12,287,736	6.9%	$21.25	$21.10
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Lease Expirations — Wholly Owned Portfolio
Orange County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	794,244	28.8%
2010	116,142	4.2%	$2,282,979	5.7%	$19.66	$19.66
2011	341,087	12.4%	6,864,128	17.1%	20.12	20.34
2012	97,481	3.5%	2,223,051	5.5%	22.80	23.14
2013	649,374	23.5%	14,477,610	36.0%	22.29	24.18
2014	244,352	8.9%	4,133,008	10.3%	16.91	19.69
2015	131,552	4.8%	2,292,857	5.7%	17.43	19.84
2016	95,576	3.5%	1,270,452	3.2%	13.29	15.36
2017	59,065	2.1%	865,692	2.1%	14.66	17.45
2018	45,786	1.7%	640,286	1.6%	13.98	23.19
2019	14,900	0.5%	289,656	0.7%	19.44	19.44
Thereafter	168,584	6.1%	4,866,823	12.1%	28.87	33.81

	2,758,143	100.0%	$40,206,542	100.0%	$20.47	$23.13

Leases Expiring in the Next 4 Quarters:

4th Quarter 2010	116,142	4.2%	$2,282,979	5.7%	$19.66	$19.66
1st Quarter 2011 (3)	160,360	5.8%	3,288,472	8.2%	20.51	20.56
2nd Quarter 2011	35,368	1.3%	760,758	1.9%	21.51	21.66
3rd Quarter 2011	58,267	2.1%	1,278,112	3.1%	21.94	22.00

	370,137	13.4%	$7,610,321	18.9%	$20.56	$20.35
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Lease Expirations — Properties in Default (1)

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (2)	Rent per Square Foot at Expiration (3)

Available	754,229	28.3%
2010	82,402	3.1%	$1,608,747	4.1%	$19.52	$19.53
2011	296,451	11.1%	6,113,640	15.4%	20.62	20.79
2012	145,964	5.5%	3,200,695	8.1%	21.93	22.26
2013	466,064	17.4%	10,526,981	26.6%	22.59	24.25
2014	231,270	8.7%	3,823,866	9.7%	16.53	19.12
2015	167,812	6.3%	2,905,581	7.3%	17.31	19.59
2016	70,792	2.6%	975,518	2.5%	13.78	15.50
2017	154,159	5.8%	2,845,678	7.2%	18.46	20.75
2018	77,268	2.9%	1,487,912	3.8%	19.26	25.76
2019	54,084	2.0%	1,160,526	2.9%	21.46	26.88
Thereafter	169,130	6.3%	4,900,443	12.4%	28.97	35.33

	2,669,625	100.0%	$39,549,587	100.0%	$20.65	$23.51

Leases Expiring in the Next 4 Quarters:

4th Quarter 2010	82,402	3.1%	$1,608,747	4.1%	$19.52	$19.53
1st Quarter 2011 (4)	138,506	5.2%	3,871,881	9.8%	27.95	28.02
2nd Quarter 2011	22,903	0.9%	485,000	1.2%	21.18	21.27
3rd Quarter 2011	70,063	2.6%	1,480,243	3.7%	21.13	21.22

	313,874	11.8%	$7,445,871	18.8%	$23.72	$24.52
__________
(1)
All Properties in Default are located in Orange County, except for 550 South Hope, which is located in the LACBD.  Currently, there are 101,813 square feet available for lease at 550 South Hope, with 55,017 square feet, 52,251 square feet, 22,708 square feet, 63,435 square feet and 270,514 square feet scheduled to expire in 2011, 2012, 2013, 2014 and thereafter, respectively.

(2)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(3)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(4)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Lease Expirations — MMO Joint Venture Portfolio (1)

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (2)	Rent per Square Foot at Expiration (3)

Available	833,725	21.5%
2010	71,606	1.8%	$2,005,814	3.1%	$28.01	$28.31
2011	447,888	11.5%	8,345,707	12.8%	18.63	18.71
2012	322,168	8.3%	6,902,146	10.6%	21.42	21.84
2013	244,215	6.3%	5,541,611	8.5%	22.69	25.12
2014	834,552	21.5%	18,223,841	27.9%	21.84	24.40
2015	240,430	6.2%	4,555,960	7.0%	18.95	22.02
2016	57,865	1.5%	1,142,623	1.7%	19.75	23.52
2017	21,019	0.6%	429,595	0.7%	20.44	24.94
2018	81,744	2.1%	1,781,837	2.7%	21.80	29.50
2019	–	–	–	–	–	–
Thereafter	726,352	18.7%	16,336,432	25.0%	22.49	29.99

	3,881,564	100.0%	$65,265,566	100.0%	$21.41	$24.71

Leases Expiring in the Next 4 Quarters:

4th Quarter 2010	71,606	1.8%	$2,005,814	3.1%	$28.01	$28.31
1st Quarter 2011 (4)	126,018	3.3%	1,757,525	2.7%	13.95	13.68
2nd Quarter 2011	111,113	2.9%	2,556,130	3.9%	23.00	23.00
3rd Quarter 2011	40,447	1.0%	845,522	1.3%	20.90	21.42

	349,184	9.0%	$7,164,991	11.0%	$20.52	$20.43
__________
(1)
The Quintana Campus was placed in receivership in November 2009.  Currently, there are 285,101 square feet available for lease at the Quintana Campus, with 75,144 square feet and 54,350 square feet scheduled to expire in 2011 and 2014, respectively.

(2)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(3)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(4)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Leasing Activity — Total Portfolio

	Total Portfolio		Effective Portfolio (1)

	For the		For the
	Three Months Ended		Three Months Ended
	September 30, 2010	% Leased	September 30, 2010	% Leased

Leased Square Feet as of June 30, 2010	13,075,623	80.5%	10,595,328	80.7%
Disposition - Park Place II	(227,646)		(227,646)
Revised Leased Square Feet	12,847,977	80.3%	10,367,682	80.3%
Expirations	(996,586)	(6.3)%	(924,952)	(7.2)%
New Leases	266,854	1.7%	243,535	1.9%
Renewals	746,702	4.7%	740,411	5.8%
Leased Square Feet as of September 30, 2010	12,864,947	80.4%	10,426,676	80.8%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$25.66
New / Renewed Rate per Square Foot				$15.71
Percentage Change				(38.8)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$22.90
New / Renewed Rate per Square Foot				$15.44
Percentage Change				(32.6)%

Weighted Average Lease Term - New (in months)				50
Weighted Average Lease Term - Renewal (in months)				126
________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after September 30, 2011.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Leasing Activity — Los Angeles Central Business District

	Total Portfolio		Effective Portfolio (1)

	For the		For the
	Three Months Ended		Three Months Ended
	September 30, 2010	% Leased	September 30, 2010	% Leased

Leased Square Feet as of June 30, 2010, Los Angeles Central Business District	7,496,324	81.4%	6,878,444	81.8%
Expirations	(653,480)	(7.2)%	(653,122)	(7.8)%
New Leases	210,408	2.2%	210,408	2.4%
Renewals	526,062	5.6%	525,704	6.1%
Leased Square Feet as of September 30, 2010, Los Angeles Central Business District	7,579,314	82.0%	6,961,434	82.5%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$28.29
New / Renewed Rate per Square Foot				$19.47
Percentage Change				(31.2)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$26.94
New / Renewed Rate per Square Foot				$19.80
Percentage Change				(26.5)%

Weighted Average Lease Term - New (in months)				50
Weighted Average Lease Term - Renewal (in months)				154
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after September 30, 2011.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Leasing Activity — Orange County

	Total Portfolio		Effective Portfolio (1)

	For the		For the
	Three Months Ended		Three Months Ended
	September 30, 2010	% Leased	September 30, 2010	% Leased

Leased Square Feet as of June 30, 2010, Orange County	2,583,470	69.5%	2,287,869	72.2%
Disposition - Park Place II	(227,646)		(227,646)
Revised Leased Square Feet	2,355,824	68.4%	2,060,223	71.1%
Expirations	(131,950)	(3.8)%	(97,424)	(3.4)%
New Leases	25,593	0.7%	25,593	1.0%
Renewals	40,775	1.2%	40,776	1.4%
Leased Square Feet as of September 30, 2010, Orange County	2,290,242	66.5%	2,029,168	70.1%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$–
New / Renewed Rate per Square Foot				$–
Percentage Change				–

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$–
New / Renewed Rate per Square Foot				$–
Percentage Change				–

Weighted Average Lease Term - New (in months)				52
Weighted Average Lease Term - Renewal (in months)				46
___________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after September 30, 2011.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Tenant Improvements and Leasing Commissions (Excluding Properties in Default) (1), (2), (3)

	For the Three Months Ended			For the Year Ended December 31,
	September 30, 2010	June 30, 2010	March 31, 2010	2009	2008	2007
Renewals (4)
Number of Leases	10	12	15	79	130	152
Square Feet	679,270	52,298	128,017	554,506	664,524	881,406
Tenant Improvement Costs per Square Foot (5)	$26.60	$2.73	$0.98	$9.09	$13.95	$11.69
Leasing Commission Costs per Square Foot	$12.59	$9.91	$5.71	$6.11	$5.53	$5.14
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$39.19	$12.64	$6.69	$15.20	$19.48	$16.83
Costs per Square Foot per Year	$3.51	$2.00	$2.29	$2.60	$4.36	$3.41

New / Modified Leases (6)
Number of Leases	13	24	13	83	163	141
Square Feet	210,168	160,837	60,832	617,522	1,115,055	893,634
Tenant Improvement Costs per Square Foot (5)	$9.06	$9.57	$12.34	$19.36	$41.97	$22.89
Leasing Commission Costs per Square Foot	$4.38	$8.54	$5.28	$6.19	$10.11	$6.52
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$13.44	$18.11	$17.62	$25.55	$52.08	$29.41
Costs per Square Foot per Year	$3.30	$2.71	$3.73	$3.73	$5.98	$5.00

Total
Number of Leases	23	36	28	162	293	293
Square Feet	889,438	213,135	188,849	1,172,028	1,779,579	1,775,040
Tenant Improvement Costs per Square Foot (5)	$22.46	$7.89	$4.64	$14.50	$31.51	$17.33
Leasing Commission Costs per Square Foot	$10.65	$8.87	$5.57	$6.15	$8.40	$5.84
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$33.11	$16.76	$10.21	$20.65	$39.91	$23.17
Costs per Square Foot per Year	$3.49	$2.54	$2.92	$3.24	$5.60	$4.28
__________
(1)	Excludes activity related to Properties in Default for the three months ended September 30, June 30 and March 31, 2010 and December 31 and September 30, 2009.
(2)	Based on leases executed during the period. Excludes leases to related parties, short-term leases less than six months, and leases for raw space.
(3)	Tenant improvement and leasing commission information reflects 100% of the consolidated portfolio and 20% of the MMO joint venture properties.
(4)	Does not include retained tenants that have relocated to new space or expanded into new space.
(5)	Tenant improvements include improvements and lease concessions.
(6)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Historical Capital Expenditures — Office Properties (1)

	For the Three Months Ended			For the Year Ended December 31,

	September 30, 2010	June 30, 2010	March 31, 2010	2009	2008	2007

Consolidated
Non-recoverable capital expenditures (2)	$638,277	$77,061	$198,539	$2,952,146	$10,571,743	$11,326,800
Total square feet	12,128,283	12,238,456	12,493,247	12,956,305	15,498,637	16,051,311
Non-recoverable capital expenditures per square foot	$0.05	$0.01	$0.02	$0.23	$0.68	$0.71

Unconsolidated
Non-recoverable capital expenditures (3)	$44,496	$24,764	$163,122	$295,925	$220,946	$50,406
Total square feet (4)	711,006	710,985	710,985	710,922	635,670	624,674
Non-recoverable capital expenditures per square foot	$0.06	$0.03	$0.23	$0.42	$0.35	$0.08

Consolidated
Recoverable capital expenditures (5)	$778,924	$606,870	$810,181	$1,388,207	$1,197,266	$2,857,483
Total square feet	12,128,283	12,238,456	12,493,247	12,956,305	15,498,637	16,051,311
Recoverable capital expenditures per square foot	$0.06	$0.05	$0.06	$0.11	$0.08	$0.18

Unconsolidated
Recoverable capital expenditures (3), (5)	$6,561	$–	$4,992	$18,610	$30,524	$5,779
Total square feet (4)	711,006	710,985	710,985	710,922	635,670	624,674
Recoverable capital expenditures per square foot	$0.01	$–	$0.01	$0.03	$0.05	$0.01
__________
(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties acquired during each period, the capital expenditures will be reflected in the following full period of ownership. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred during the period of acquisition or disposition will be footnoted separately.

(2)
For 2008, excludes $6.4 million of non-recoverable capital expenditures as a result of discretionary renovation costs of $6.1 million at KPMG Tower and $0.3 million of planned renovation costs at Lantana Media Campus. For 2007, excludes $3.8 million of non-recoverable capital expenditures as a result of discretionary renovation costs of $1.9 million at KPMG Tower and $1.9 million of planned renovation costs at Lantana Media Campus.

(3)	Amount represents our 20% ownership interest in our MMO joint venture.
(4)	The square footages of Cerritos Corporate Center Phases I and II are deducted from the total square feet amount as the tenants pay for all capital expenditures.
(5)
Recoverable capital improvements, such as equipment upgrades, are generally financed through capital leases. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made.  The amounts presented represent the total value of the improvements in the year they are made.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Hotel Performance and Hotel Historical Capital Expenditures

Hotel Performance

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
			Percent			Percent
Westin® Hotel, Pasadena, CA	2010	2009	Change	2010	2009	Change

Occupancy	72.1%	72.7%	(0.8)%	72.0%	70.7%	1.8%

Average daily rate	$147.49	$146.48	0.7%	$152.76	$156.14	(2.2)%

Revenue per available room (REVPAR)	$106.32	$106.43	(0.1)%	$110.05	$110.46	(0.4)%

Hotel net operating income	$1,382,082	$1,545,608	(10.6)%	$4,284,690	$4,758,115	(9.9)%

Hotel Historical Capital Expenditures

	For the Three Months Ended September 30,		For the Year Ended December 31,
Westin® Hotel, Pasadena, CA	2010	2009	2009	2008	2007

Hotel improvements and equipment replacement	$88,423	$62,034	$1,003,384	$699,531	$712,955

Total hotel revenue	$4,866,615	$4,916,380	$20,622,570	$26,615,726	$27,214,156

Hotel improvements as a percentage of hotel revenue	1.8%	1.3%	4.9%	2.6%	2.6%

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Development Pipeline

		As of September 30, 2010
	Location	Developable Square Feet (1)	Structured Parking Square Feet	Type of Planned Development
Unencumbered Development Properties

Los Angeles County

755 South Figueroa	Los Angeles, CA	930,000	266,000	Office

Glendale Center - Phase II	Glendale, CA	264,000	158,000	Mixed Use

Total Los Angeles County		1,194,000	424,000

Orange County

Stadium Tower II	Anaheim, CA	282,000	367,000	Office

Brea Financial Commons/Brea Corporate Place (2)	Brea, CA	550,000	784,000	Office, Mixed Use

500 Orange Center (3)	Orange, CA	900,000	960,000	Office

City Tower II (4)	Orange, CA	465,000	696,000	Office

Total Orange County		2,197,000	2,807,000

San Diego County
San Diego Tech Center (5), (6)	Sorrento Mesa, CA	1,320,000	1,674,000	Office

Total		4,711,000	4,905,000

Development Properties Encumbered by Defaulted Mortgages

Pacific Arts Plaza (7)	Costa Mesa, CA	468,000	260,000	Office
		225,000	–	Residential (8)

2600 Michelson (9)	Irvine, CA	270,000	154,000	Office

Total		963,000	414,000

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Development Pipeline (continued)

__________
(1)	The developable square feet presented represents the office, retail, hotel and residential footages that we estimate can be developed on the referenced property.
(2)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning and capacity considerations for the site still under planning review.

(3)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning.  Approximately 60,000 square feet of the estimated development potential will require the consolidation of an adjacent remnant parcel in cooperation with the City of Orange.

(4)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under a Conditional Use Permit obtained for the property in 2001, which has since expired.

(5)	Land held for development was not contributed to the MMO joint venture.
(6)	The third phase contemplates the demolition of 120,000 square feet of existing space.
(7)	This property is currently in receivership, along with the Pacific Arts Plaza office building.
(8)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the construction of 180 residential units as contemplated under a Program EIR completed by the City of Costa Mesa for this and other surrounding properties.  This residential development would replace an existing 67,450 square foot office building at Pacific Arts Plaza.

(9)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on an allocation of excess trips reserved from our disposition of Inwood Park, which we have been in discussion with the City of Irvine over securing, and the potential utilization of excess trips from our other assets in the Irvine Business Complex (i.e., Park Place).  This property is currently in receivership, along with the 2600 Michelson office building.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Management Statements on Non–GAAP Supplemental Measures

Funds from Operations:

Fund from Operations, or FFO, is a widely recognized measure of REIT performance.  We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net (loss) income (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements).  Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited.  Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO.  As a result, FFO should be considered only as a supplement to net (loss) income as a measure of our performance.  FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions.  FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

FFO before specified items:

Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt, default interest, the impairment of long-lived assets and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Management Statements on Non–GAAP Supplemental Measures (continued)

FFO before specified items: (continued)

As of September 30, 2010, the mortgage loans on the following properties were in default: Stadium Towers Plaza, 500 Orange Tower and City Tower in Central Orange County, 2600 Michelson in Irvine, Pacific Arts Plaza in Costa Mesa and 550 South Hope in Downtown Los Angeles.  We are accruing interest on the defaulted mortgage loans at the default rate per the applicable loan agreements.  We have excluded default interest accrued on Properties in Default as well as the writeoff of deferred financing costs related to the mortgage loans on these properties from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale.  Management views these charges as costs to complete the disposition of the related properties.

Impairment of long-lived assets represents charges taken to write down depreciable real estate assets to estimated fair value when events or changes in circumstances indicate that the carrying amount may not be recoverable.  In some instances, the disposition of properties impaired in prior periods may result in a gain on settlement of debt at the time of disposition.  Per the NAREIT definition of FFO, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included.  Management excludes gains from property dispositions, impairment losses and gains on settlement of debt from the calculation of FFO before specified items because they relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing and development payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt, and (v) 2nd generation tenant improvements and leasing commissions.  Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities.  We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited.  Additionally, other Equity REITs may not calculate AFFO using the method we do.  As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO.  AFFO should be considered only as a supplement to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Management Statements on Non–GAAP Supplemental Measures (continued)

EBITDA:

Management uses EBITDA as an indicator of our ability to incur and service debt.  We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges.  In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs.  However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited.  Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.  EBITDA should not be considered as an alternative to net (loss) income as an indicator of our operating performance.  Other Equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other Equity REITs’ EBITDA.

Adjusted EBITDA:

Management also uses Adjusted EBITDA as a supplemental performance measure because losses from early extinguishment of debt, the impairment of long-lived assets and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

 Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

 Impairment of long-lived assets represents charges taken to write down depreciable real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount may not be recoverable. In some instances, the disposition of properties impaired in prior periods may result in a gain on settlement of debt at the time of disposition.  Management excludes gains from property dispositions, impairment losses and gains on settlement of debt from the calculation of Adjusted EBITDA because they relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the earnings generated by our ongoing business operations.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2010

Management Statements on Non–GAAP Supplemental Measures (continued)

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures.  Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income.  In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments.  However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure.  Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.